EXHIBIT 23.1

CONSENT OF CARL BRECHTEL

The undersigned, Carl Brechtel, hereby states as follows:

I, Carl Brechtel, a qualified person as defined by National Instrument 43-101, supervised the NBP metallurgical testing program and approved the disclosure in the Annual Report on Form 10-K for Corvus Gold Inc. (the “Company”) which is incorporated by reference into the Company’s Registration Statement on Form S-8 (333-198689).

I hereby consent to the Approval Statement and to the reference to my name in the Form 10-K as incorporated by reference into the Form S-8 (333-198689).

Date: June 29, 2017	By:	/s/ Carl Brechtel

Name: Carl Brechtel